Exhibit 23


                INDEPENDENT AUDITORS' CONSENT
                ------------------------------



The Board of Directors
Fleet Financial Group, Inc.


We consent to incorporation by reference in the Registation Statements
(Nos. 33-19425, 33-22045, 33-48818, 33-56061, 33-57501, 33-57677,
33-62367, 33-58933, 33-64635 and 33-59139) on Form S-8, the Registration
Statements (Nos. 33-36707, 33-55555, 33-63631 and 33-58933) on Form
S-3, and the Registration Statements (Nos. 33-55579, 33-58573 and
33-58933) on Form S-4 of Fleet Financial Group, Inc. of our report dated November 30, 1995, except for Note 20, as to which the date is December 31, 1995, relating to the supplemental consolidated balance sheets of Fleet Financial Group, Inc. as of December 31, 1994 and 1993 and the related supplemental consolidated statements of income, changes in stockholders' equity and cash flows, for each of the years in the three-year period ended December 31, 1994, which report appears in the Current Report on Form 8-K of Fleet Financial Group, Inc. dated January 19, 1996. Our report refers to a change in the method of accounting for investments in debt and equity securities and income taxes.







/s/KPMG Peat Marwick LLP
________________________________


Providence, Rhode Island
January 19, 1996